                                                                    Exhibit 10.3


                             FORBEARANCE AGREEMENT

   This Second Forbearance Agreement (the "Agreement") is made and entered into effective as of the 5th day of October, 2004, by and between Presidion Solutions, Inc. (formerly known as Affinity Business Services, Inc.) ("PSI"), and ABS IV, Inc (formerly known as Amfinity Business Solutions, Inc.), Paradyme, Inc. (formerly known as Amfinity H.R. Solutions, Inc.), and Paradyme National Insurance Brokers, Inc., (together, the "Paradyme Parties"). Presidion Corporation ("Presidion"), James E. Baiers, Craig A. Vanderburg, and John W. Burcham, II (together the "Guarantors", and together with the Paradyme Parties and Presidion, the "Presidion Parties"), and Kenneth A. Hendricks and Diane M. Hendricks (together, the "Lenders").

   WHEREAS, PSI as the buyer and Diane M. Hendricks, Kenneth A. Hendricks, Karl
W. Leo, and Jeffrey W. Stentz ("the Amcap Parties") as the sellers were parties to a Stock Purchase Agreement with an Effective Date of January 1, 2002 (the "SPA");

   WHEREAS, the Presidion Parties, Amfinity Capital, L.L.C. ("Amcap") and the Amcap Parties are parties to Release and Settlement Agreements with Effective Dates of April 30, 2002, January 15, 2003 and April 15, 2003 (the "R&SAs");

   WHEREAS, PSI and the Lenders are parties to a Third Replacement Promissory Note dated April 15, 2003 (the "Note");

   WHEREAS, PSI is in default under the Note for one or more of the reasons set forth in the default letter dated May 14, 2004, from the Lenders' counsel Karl
W. Leo to PSI and the default letter dated September 28, 2004, from the Lenders' counsel Todd W. Burkett to PSI and that each allege certain defaults by PSI, including but not limited to the failure to make monthly principal payments to an escrow account beginning January 15, 2004 (the "Specified Events of Default");

   WHEREAS, the forbearance under the earlier Forbearance Agreement between the parties dated June 9th, 2004 ("First Forbearance") has expired;

   WHEREAS, subject to the terms and conditions set forth herein, the Lenders have agreed to the proposal of the Presidion Parties to forbear from collecting on the Note in strict accordance with the terms set forth herein;

   NOW, THEREFORE, the parties agree as follows:

   1. Recitals. The facts set forth in the recitals above are hereby incorporated herein by reference as though such facts were fully set forth in this Agreement.

   2. Acknowledgement of Presidion Parties. The Presidion Parties hereby acknowledge, represent, warrant, and agree that:

      (a) As of October 1, 2004, the amount owed by PSI to the Lenders ("Indebtedness") is Two Million, Six Hundred Seventy-Two Thousand, Six Hundred Sixty-Two Dollars and

   Eighty-Eight ($2,672,662.88) in principal, plus interest accrued thereon from January 15, 2004 to date.

      (b) The rate of interest on the Indebtedness was increased to the Note default rate of fourteen percent (14%) per annum beginning January 15, 2004 ("original Default Rate") and such Original Default Rate was replaced by an increased rate of eighteen percent (18%) per annum effective July 15, 2004 pursuant to the terms of the First Forbearance ("Forbearance Default Rate"), which Forbearance Default Rate continues in effect today.

      (c) As of October 1, 2004, the accrued interest on the Note is $39,248.22, and interest will continue to accrue after such date at a per diem of $1,318.03 per day.

      (d) The due date for the Indebtedness has been properly accelerated under the terms of the Note, and the Indebtedness is entirely due and owing to the Lenders as of the date hereof.

      (d) The Presidion Parties have no defenses to or offset against the Indebtedness.

      (e) The Lenders' demand for payment in full of the Indebtedness is timely and proper.

      (f) In any litigation commenced by the Lenders against PSI or against any other Presidion Party which is a guarantor of or has provided security for the Indebtedness, this Agreement will constitute an admission by the Presidion Parties that the Indebtedness is due and owing and that the Presidion Parties have no defenses to or offset against the Indebtedness.

      (g) There is no material issue of fact as to the matters set forth in this Agreement and, in the event of litigation, an order of summary judgment against PSI and the Guarantors in the amount of the Indebtedness would be appropriate.

      (h) The Lenders have no obligation, nor have they made any agreement, to refinance the Indebtedness, to extend the maturity date of the Note, or to otherwise forbear from exercising their remedies at law or in equity after 5:00 P.M. Eastern time on October 13, 2004 ("Termination Time").

      (i) The Presidion Parties have read and fully understand this Agreement.


   2. Forbearance. In consideration of the covenants and agreements contained in this agreement, provided that no "Forbearance Default" (as such term is defined below) occurs and the Conditions Precedent set forth in Section 3 below have been met, the Lenders hereby agree that, until the Termination Time, they will not exercise any of their remedies at law or in equity (a) to collect the Indebtedness, or (b) to foreclose upon or otherwise enforce its security interest, liens or mortgages in any collateral, or (c) to draw upon the Strategic Bancorp letter of credit that is security for the Indebtedness (the "LOC") or (d) to enforce their rights against any guarantor of the Indebtedness (the "Forbearance").

   3. Conditions Precedent. The following are conditions precedent to the effectiveness of this Agreement:

               (a) PSI shall pay the Lenders Five Thousand Dollars ($5,000) as a non-refundable fee for entering into this Agreement ("Forbearance Fee").

               (b) The amount of $80,106.66, which amount shall be applied to all accrued interest on the Note plus an advance non-refundable payment of interest through October 31, 2004, must be paid to the Lenders upon execution of this Agreement. In the event the Indebtedness is paid off prior to October 21, 2004, any amount paid hereunder in excess of interest due under the Note shall be treated as an additional Forbearance Fee.

All of the foregoing conditions must be fulfilled on or before 5:00 P.M. Eastern time on October 4, 2004, or this Agreement shall be null and void.

   4. Best Efforts. From the date hereof until the Termination Time, the Presidion Parties will use their best efforts to satisfy, in full, the Indebtedness.

   5. Term and Termination of Forbearance. Unless the Note has been paid in full or otherwise satisfied on or before the Termination Date, the Forbearance shall end at the Termination Time. Additionally, the Lenders may terminate the Forbearance immediately, without prior notice to PSI, upon occurrence of any of the following events (each a "Forbearance Default"):

      (a) any Presidion Party makes an assignment for the benefit of creditors, or a voluntary or involuntary case in bankruptcy, receivership or insolvency is commenced by or against any Presidion Party; or

      (b) A levy, writ of attachment, garnishment, execution or similar process is issued against or placed upon any Presidion party or any property of any Presidion Party; or

      (c) The Presidion Parties fails to keep the LOC in force and effect in an amount equal to the unpaid balance of this Note and/or any Amcap Party receives a notice of termination or nonrenewal of the LOC; or

      (d) Any Presidion Party materially violates this Agreement.

   6. No Waiver. Nothing in this Agreement shall be construed as a waiver of or acquiescence to any other Event of Default under the Note, which defaults shall continue in existence, subject only to the agreement of the Lenders, as set forth herein, not to enforce the remedies available to the Lenders for a limited period of time with respect to the Specified Events of Default. Except as expressly provided herein, the execution and delivery of this Agreement shall not: (a) constitute an extension, modification, or waiver of any aspect of the Note or any other documents; (b) extend the terms of the Note or the due date of any of the obligations thereunder or in any other agreement between any of the Presidion Parties and any of the Amcap parties; (c) give rise to any obligation on the part of the Lenders to extend, modify or waive any term or condition of the Note or any other agreement between the Lenders and any of the Presidion Parties; or (d) give rise to any defenses or counterclaims to the right of the Lenders to compel payment of the Note or to otherwise enforce its rights and remedies under any other agreement with any of the Presidion Parties. Except as expressly limited herein, the Lenders hereby expressly reserves all of their rights and remedies under the Note and all other agreements with any of the Presidion Parties and under applicable law with respect to any defaults under the Note (including but not limited to the Specified Events of Default). From and after the Termination Time (or any earlier date following a Forbearance Default), the Lenders shall be entitled to enforce the Note according to the original terms thereof.

   7. Further Assurances. The Presidion Parties hereby covenant and agree that, from and after the execution and delivery of this Agreement, they shall, from time to time, execute and deliver any and all documents as are reasonably necessary or requested by lender to carry out the intent of this Agreement, provided that the execution and delivery of said documents and instruments does not increase their liability beyond that contemplated by this Agreement.

   8. Time of Essence. Time is of the essence in every obligation and duty of the parties under this Agreement.

   9. Strict Compliance. The Lenders' failure, at any time or times hereafter, to require strict performance by Presidion Parties with any provision or term of this Forbearance shall not waive, affect or diminish any right of the Lenders thereafter to demand strict compliance and performance therewith. Any suspension or waiver by the Lenders of a Specified Event of Default or any other Event of Default shall not, except as may be expressly set forth herein, suspend, waive or affect any Specified Event of Default or any other Event of Default, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character. None of the undertakings, agreements, warranties, covenants and representations of the Presidion Parties contained in this Agreement, the Note or any of the other agreements between the parties, and no Specified Event of Default or other Event of Default shall be deemed to have been suspended or waived by the Lenders unless such suspension or waiver is in writing and signed by the Lenders.

   10. No Waiver of Specified Events of Default. Each Presidion Party acknowledges and agrees that no default (including but not limited to Specified Event of Default) shall be deemed to be waived, cured or eliminated by this Agreement. Each Presidion Party agrees that, during the term of the Forbearance, the Lenders shall not be required to issue any notices otherwise required by the Note with respect to any Specified Event of Default.

   11. Parties not Partners. Nothing contained in this Agreement shall constitute any Presidion Party as a partner with, agent for, or principal of Lender.

   12. Cooperation. Without charge, (except for reimbursement of its reasonable out of pocket expenses for travel costs incurred as a result of the request of the Amcap Parties) the Presidion Parties shall fully cooperate, and shall cause their respective employees to fully cooperate, in the furtherance of the interests of Amcap and/or the Lenders in recovering any assets related to

Paradyme Human Resources Corporation (or its subsidiary Paradyme Employer Resources, Inc.) or ABS IV, Inc., and its subsidiaries, including insurance receivables due from the Hartford.

   13. Reaffirmation of Duties and Obligations. The Presidion Parties hereby reaffirm all of their duties and obligations under the SPA, the R&SAs and each and every document entered into in connection therewith, including but not limited to their obligations under the Note, the Guarantors' obligations under the Guarantees, and the Paradyme Parties' Obligations under the Security Agreements, and the Presidion Parties agree that such duties and obligations remain in full force and effect except to the extent the same may have been specifically modified in this Agreement (in which case the same remain in full force and effect as modified).

   14. Release. The Presidion Parties, for each of themselves and for their respective assigns, agents, employees, trustees, receivers, corporations, successors, attorneys, representatives, heirs, executors, administrators and any other persons or entities who may claim though them, hereby release and forever discharge each of the Amcap Parties, Predision Acquisition Co.,LLC, and Hendricks holding Company, Inc., and all of their respective assigns, agents, employees, trustees, receivers, corporations, parents, affiliates, subsidiaries, predecessors, successors, shareholders, officers, directors, partners, attorneys, representatives, heirs, executors, administrators and each of them (the "Released Parties"), of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, security interest, claims, demands, damages, losses, costs or expenses of any nature whatsoever, known or unknown, suspected or unsuspected, fixed or contingent which any one or more of the Presidion Parties at any time heretofore ever had, owned or held, or which any one or more of the Presidion Parties now has, owns or holds, or which any one or more of the Presidion Parties may have ever had, by reason of any matter, cause, fact, thing, act or omission whatsoever from the beginning of time to the date of this Agreement including, without limiting the generality of the foregoing, any and all claims and causes of the action arising out of, based upon or relating to the SPA or the Note and any claims and causes of action arising out of, based upon or relating to any proposed acquisition of stock or assets of any Presidion Party(ies) by the Released Parties.

   15. Warranty and Indemnification Regarding Non-Assignment of Claims.Each Presidion Party hereby represents and warrants that he/it/they is the sole and rightful owner of all right, title and interest in and to every claim and other matter which he/it/they releases herein and has not heretofore assigned or otherwise transferred, and shall not assign or otherwise transfer any interest in any claim which he/it/they may have against any other party, or any party's respective parents, affiliates, subsidiaries, predecessors and each other person or entity released and discharged pursuant to Section 14 of this Agreement, including, without limitation, any claims or causes of action which may be alleged by any party. Each Presidion Party agrees to indemnify and hold each Released Party and each other person or entity released pursuant to the Section 14 hereof, harmless from any liabilities, claims, demands, damages, costs, expenses and attorney's fees incurred as a result of any person or entity asserting any claim or cause of action based upon any such assignment or transfer or purported assignment or transfer, or any such lien, change or encumbrance.

   16. Covenant not to Sue. The Presidion Parties covenant and agree not to bring any claim, action, suit or proceeding against the other party hereto regarding the matters settled, released and dismissed hereby, including, but not limited to, any claim, action, suit or proceeding raised or that could have been raised, and each party covenants and agrees not to bring any claim, action, suit, or proceeding against any other party hereto regarding the matters settled and released hereby, including, but not limited to, any claim, action, suit or proceeding raised or that could have been raised in a lawsuit, and each party further covenants and agrees that this Agreement is a bar to any such claim, action, suit or proceeding. Suit may be brought by any party to enforce the provisions of this Agreement.

   17. Attorneys' Fees. In the event the Lenders commence any action to enforce this Agreement, or any Released party is made a party to any litigation or bankruptcy proceeding as a result of this Agreement, the Presidion Parties, jointly and severally, shall be responsible for all attorneys' fees and other costs and expenses incurred by the Lenders and/or the applicable Released Party(ies).

   18. Representation by Counsel. The parties hereto acknowledge that they have been represented, or have had the opportunity to be represented by counsel.

   19. No Third Party Beneficiaries. Unless expressly provided otherwise herein, this Agreement is made and entered into for the sole protection and benefit of the parties hereto and the Released Parties, and no other person, persons, or entities shall have any right of action hereon, right to claim any right or benefit from the terms contained herein, or be deemed a third party beneficiary hereunder.

   20. Governing Law. This Agreement is executed and delivered within the State of Florida, and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with, and governed by, the laws of the State of Florida. Each of the Parties consents to the non-exclusive jurisdiction of the state and federal courts with general jurisdiction over Palm Beach County, Florida, for any legal action, suit, or proceeding arising out of or in connection with this Agreement (including but not limited to any action for collection of the Note), and agrees that any such action, suit, or proceeding may be brought only in such courts. Each of the Parties further waives any objection to the laying of venue for any such suit, action, or proceeding in such courts. Each party agrees to accept and acknowledge service of any and all process that may be served in any suit, action, or proceeding.

   21. Further Representation and Warranties. Each party hereto represents and warrants to each other party hereto and agrees with each other party hereto, as follows:

      (a) He/it/they have authority to execute this Agreement and bind the person or entity on whose behalf he/it/they purport to execute it.

      (b) This Agreement is the result of arms length negotiations between the parties.

      (c) He/it/they intend this Agreement to be final and binding between and among the parties hereto, including their heirs, successors and assigns. He/it/they relies upon the finality of this Agreement as a material factor inducing him/it/they to execute this Agreement.

      (d) He/it/they will not take any action which would interfere with the performance of this Agreement by any other party hereto or which adversely affects the benefits to be received hereunder.

   22. Integration. This Agreement constitutes a single integrated written agreement expressing the entire agreement and understanding between the parties hereto concerning the subject matter hereof and supersedes and replaces all prior negotiations and/or proposed agreements, written or oral.

   23. No Representations or Warranties other then Those in this Agreement. Each of the parties to this Agreement acknowledges that no other party, nor any agent or attorney of any other party has made any promise, representation or warranty whatsoever, express or implied, not contained herein concerning the subject matter hereof, to induce him or it to execute this Agreement, and acknowledges that he or it has not executed this instrument in reliance on any such promise, representation or warranty not contained herein, and further acknowledges that there have been and are no other agreements or understandings between the parties relating to the settled disputes.

   24. WAIVER OF TRIAL BY JURY. THE LENDERS AND THE PRESIDION PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDINGS BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS AGREEMENT OR ANY DOCUMENT OR INSTRUMENT TO BE EXECUTED AND DELIVERED PURSUANT TO THIS AGREEMENT. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY THE LENDERS AND THE PRESIDION PARTIES AND THE LENDERS AND THE PRESIDION PARTIES ACKNOWLEDGE THAT NEITHER THE LENDERS AND THE PRESIDION PARTIES NOR ANY PERSON ACTING ON BEHALF OF ANY PARTY HERETO HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT.

   25. Captions. The captions or headings at the beginning of each section, paragraph or subparagraph of this Agreement are for the convenience of the parties only and are not to be construed as defining, limiting or expanding, in any way, the scope or intent of the provisions of this Agreement.

      26. Amendment. This Agreement can be waived, changed, discharged, terminated or modified only by an instrument in writing signed by the party against whom enforcement of any such waiver, change, discharge, termination or modification is sought. The Lenders anticipate that discussions addressing the Indebtedness may take place in the future. During the course of such discussions, the Lenders and any of the Presidion Parties may touch upon and possibly reach a preliminary understanding on one or more issues prior to concluding negotiations. Notwithstanding this fact and absent an express written waiver by the lenders, the Lenders will not be bound by an agreement on individual issues unless and until an agreement is reached on all issues and such agreement is reduced to writing and signed by Presidion Parties and Lenders.

   30. Invalidity of Provision. If any provision of this Agreement is by law unenforceable or void, such unenforceability or voidness shall not affect the other provisions of this Agreement, all of which shall remain in full force and effect.

   31. Gender and Number. In this Agreement (unless the context requires otherwise) the masculine, feminine and neuter genders and the singular and plural shall be deemed and considered to include one another, as appropriate.

   32. Counterparts. This Agreement can be executed in two or more counterparts, each of which shall be considered an original and all of which shall together constitute one and the same instrument.

   33. Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the heirs, permitted assigns and successors in interest of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date and year first written above.

               THE PRESIDION PARTIES:

               PRESIDION SOLUTIONS, INC.,
               PRESIDION CORPORATION
               ABS IV, INC.,
               PARADYME, INC.,      and
               PARADYME NATIONAL INSURANCE BROKERS, INC.

               By: /s/ Craig A. Vanderburg
                   -----------------------
                    Craig A. Vanderburg
                       Their: President

                     /s/ James E. Baiers
                     -------------------
                     James E. Baiers, individually as Guarantor of PSI

                     /s/ John W. Burcham, II
                     -----------------------
                     John W. Burcham, II, individually as Guarantor of PSI

                    /s/ Craig A. Vanderburg
                    -----------------------
                    Craig A. Vanderburg, individually as Guarantor of PSI

               THE LENDERS:



               By: /s/ Brent A. Fox
                   ----------------
                   Diane M. Hendricks, individually
                                  By Brent A. Fox under power of attorney


                    /s/ Kenneth A. Hendricks
                    ------------------------
                    Kenneth A. Hendricks, individually
                             By Kendra A. Story under power of attorney

STATE OF MICHIGAN)
                      )
COUNTY OF OAKLAND)

   Before me, the undersigned, in and for said county and state, personally appeared Craig A. Vanderburg, whose name as President of Presidion Solutions, Inc., a Florida corporation, Presidion Corporation, a Florida Corporation, ABS IV, Inc., a Delaware corporation, Paradyme, Inc., a Florida corporation and Paradyme National Insurance Brokers, Inc., a Georgia corporation, signed the foregoing RELEASE AND SETTLEMENT AGREEMENT, and who is known to me, acknowledged before me that he, as such officer and with full authority, executed the same voluntarily for and as the official act of said corporations.

   Sworn to and subscribed before me this the 5th day of October, 2004.


                                            /s/ Susan Toohy
                                            ---------------
                                            Notary Public
(SEAL)                                      My commission expires: 8-25-2008
                                                                   ---------


STATE OF MICHIGAN)
                      )
COUNTY OF OAKLAND)

   I, the undersigned, in and for said county and state, hereby certify that Craig A. Vanderburg, whose name is signed to the foregoing instrument, and who is known to me, acknowledged before me that he/she, being informed of the contents of said instrument, executed the same voluntarily, sworn to and subscribed before me this 5th day of October, 2004.


                                            /s/ Susan Toohy
                                            ---------------
                                            Notary Public
(SEAL)                                      My commission expires: 8-25-2008
                                                                   ---------

STATE OF MICHIGAN)
                      )
COUNTY OF OAKLAND)

   I, the undersigned, in and for said county and state, hereby certify that James E. Baiers, whose name is signed to the foregoing instrument, and who is known to me, acknowledged before me that he/she, being informed of the contents of said instrument, executed the same voluntarily, sworn to and subscribed before me this 5th day of October, 2004.


                                            /s/ Susan Toohy
                                            ---------------
                                            Notary Public
(SEAL)                                      My commission expires: 8-25-2008
                                                                   ---------




STATE OF MICHIGAN)
                      )
COUNTY OF OAKLAND)


   I, the undersigned, in and for said county and state, hereby certify that John W. Burcham, II, whose name is signed to the foregoing instrument, and who is known to me, acknowledged before me that he/she, being informed of the contents of said instrument, executed the same voluntarily, sworn to and subscribed before me this 5th day of October, 2004.


                                            /s/ Susan Toohy
                                            ----------------
                                            Notary Public
(SEAL)                                      My commission expires: 8-25-2008
                                                                   ---------